PERSHING GOLD CORPORATION
2012 Equity Incentive Plan

RESTRICTED STOCK AGREEMENT
(Non-Assignable)

[NUMBER] Shares of Restricted Stock of
PERSHING GOLD CORPORATION

THIS CERTIFIES that on June 18, 2012, [NAME] (“Holder”) was granted [NUMBER] shares of fully paid and non-assessable shares (“Shares”) of the Restricted Stock (par value $0.0001 per share) of Pershing Gold Corporation (“Corporation”), a Nevada corporation, pursuant to the terms of the Corporation’s 2012 Equity Incentive Plan (“Plan”), the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his execution of this agreement.  A determination of the Committee (as defined in the Plan) under the Plan as to any questions which may arise with respect to the interpretation of the provisions of this award and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

TERMS AND CONDITIONS.  It is understood and agreed that the award evidenced by this agreement is subject to the following terms and conditions:

1.           Vesting Schedule.  The Shares shall be subject to the following vesting provisions.  All vesting is subject to claw-backs (as set forth in Section 2 herein) in the event of any breach of Corporate policy, restatements and/or adjustments.  Notwithstanding anything herein to the contrary, all vested shares may be exercised and disposed of not sooner than six months following the date hereof.

Percentage of Shares to Vest	Date of Vesting

2. Claw-Back Terms.  In consideration for the Corporation’s issuing the Shares to the Holder, without regard to the vesting schedule set forth in Section 1 herein, the Shares shall be subject to automatic forfeiture to the Corporation if at any time there is (i) any breach of any agreement by Holder relating to confidentiality, non-competition, non-raid of employees, or non-solicitation of vendors or customers; or (ii) any material breach of Corporation’s policy or procedures which causes harm to the Corporation, as determined by the Committee (collectively, the “Fiduciary Clawbacks”).  In the event of a Fiduciary Clawback, the Holder shall forfeit the Shares, to the Corporation within ninety (90) days of the occurrence of a breach pursuant to (i) or (ii) herein

3. Regulatory Compliance and Listing.  The issuance or delivery of any stock certificates representing Shares may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, any rules, regulations or other requirements under any other law, or any rules or regulations applicable to the issuance or delivery of such Shares, and the Corporation shall not be obligated to deliver any such Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

4.           Investment Representations and Related Matters.  The Holder hereby represents that the Shares awarded pursuant to this agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof.  The Holder acknowledges and agrees that any sale or distribution of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution.  The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this agreement, including but not limited to placing restrictive legends on certificates evidencing Shares and delivering stop transfer instructions to the Corporation’s stock transfer agent.

5.           No Right To Continued Employment; Forfeiture.  This agreement does not confer upon the Holder any right to continued employment by the Corporation or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right to the Holder’s employer to terminate employment at any time for any reason or no reason.

6.           Construction.  The Plan and this agreement will be construed by and administered under the supervision of the Committee, and all determinations will be final and binding on the Holder.

7.           Dilution.  Nothing in the Plan or this agreement will restrict or limit in any way the right of the Board of Directors of the Corporation to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

8.           Bound by Plan.  The Holder hereby agrees to be bound by all of the terms and provisions of the Plan, a copy of which is available to him upon request.

9.           Notices.  Any notice hereunder to the Corporation shall be addressed to it c/o Pershing Gold Corporation, Attention: Chief Executive Officer, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.

10.           Counterparts.  This agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

11.           Governing Law.  This agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation caused this agreement to be executed by a duly authorized officer.

Dated: _____________, 2012	PERSHING GOLD CORPORATION By: ______________________________ Name: Title:

ACCEPTED AND ACKNOWLEDGED:

By:
Dated:	Print Name: __________________, 2012

Stock Power

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ________________________________, _______________ (_____) shares of the Common Stock of PERSHING GOLD CORPORATION, a Nevada corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No. ______ and constitutes and appoints the secretary of said corporation as the undersigned’s agent and attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:	___________________________________

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